UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. )

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☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☐	Definitive Information Statement

Next Technology Holding Inc.

(Name of Registrant as Specified in Its Charter)

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Next Technology Holding Inc.

Room 519, 05/F, Block T3, Qianhai Premier Finance Centre Unit 2,

Guiwan Area, Nanshan District, Shenzhen, China 518000

+852- 52208810

NOTICE OF ACTION TO BE TAKEN WITHOUT A MEETING

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

To the Holders of Common Stock of Next Technology Holding Inc.:

We are furnishing this Notice and the accompanying Information Statement to the stockholders (the “Stockholders”) of record of common stock, with no par value (the “Common Stock”), of Next Technology Holding Inc., a Wyoming corporation (the “Company”), in connection with a corporate action (the “Transaction”) approved by the Board of Directors of the Company on September 24, 2024 and the holders of a majority of the issued and outstanding voting securities of the Company (the “Majority Stockholders”)by written consent in lieu of a special meeting on the same date.

The accompanying Information Statement is being furnished to our Stockholders in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, and the rules promulgated by the Securities and Exchange Commission thereunder, solely for the purpose of informing our Stockholders of the action taken by the written consent. You are urged to read the accompanying Information Statement carefully and in its entirety for a description of the Transaction taken by the Majority Stockholders. Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the Transaction taken have no right under Wyoming Business Corporation Act or the Company’s Articles of Incorporation or Bylaws to dissent or require a vote of all Stockholders.

The Transaction will not become effective before a date which is twenty (20) calendar days after the accompanying Information Statement is first mailed to the Stockholders. The accompanying Information Statement is being mailed on or about October 13, 2024, to the Stockholders of record on the Record Date.

Your vote or consent is not requested or required to approve the Transaction. The accompanying Information Statement is provided solely for your information.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

October 3, 2024	/s/ Weihong Liu
Weihong Liu
Chief Executive Officer

Next Technology Holding Inc.

Room 519, 05/F, Block T3, Qianhai Premier Finance Centre Unit 2,

Guiwan Area, Nanshan District, Shenzhen, China 518000

+852- 52208810

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 3, 2024

GENERAL INFORMATION

Next Technology Holding Inc., a Wyoming corporation (the “Company”, “we,” or “us”), is sending you this Information Statement solely for purposes of informing its stockholders of record as of September 24, 2024 (the “Record Date”), in the manner required by Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of a corporate action (the “Transaction”) approved by the Board of Directors of the Company (the “Board”) on September 24, 2024 and the holders of a majority of the issued and outstanding voting securities of the Company (the “Majority Stockholders”) by written consent in lieu of a special meeting on the same date.

Upon closing of the Transaction, Company will issue to certain BTC Sellers (as defined below)(i) a total of 135,171,078newly issued shares of common stock of the Company, with no par value (the “Common Stock”), which represent more than 20% of the issued and outstanding shares of Common Stock as of, and after giving effect to, the closing of the Transaction, and (ii) warrants to purchase up to 294,117,647 of the Company’s Common Stock on or prior to 5:00 p.m. (New York time)on the fifth anniversary of the closing date of the Transaction at a nominal exercise price.

The Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”), and the Company is subject to Nasdaq’s rules and regulations, including Nasdaq Rule 5635(a) and Nasdaq 5635(d). Nasdaq Rule 5635(a) requires stockholder approval prior to the sale, issuance, or potential issuance by an issuer of common stock, in connection with the acquisition of stock or assets of another company, which equals 20% or more of the outstanding common stock or voting power of the issuer prior to the acquisition. Nasdaq Rule 5635(d) requires stockholder approval prior to the issuance in a transaction (other than a public offering) of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the outstanding common stock or 20% or more of the voting power outstanding for a purchase price that is lower than (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of a binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (such lower amount, the “Minimum Price”).

The approval of the Transaction for purposes of Nasdaq Rule 5635(a) and Nasdaq Rule 5635(d) was taken by written consent pursuant to Section 17-16-704 of the Wyoming Business Corporation Act, which provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

On September 24, 2024, the Board adopted resolutions approving the Transaction. In connection with the adoption of these resolutions, the Board had been informed that the Majority Stockholders were in favor of this proposal and would give written consent approving the Transaction. On September 24, 2024, the Majority Stockholders consented in writing to the Transaction. Accordingly, all necessary corporate approvals on part of the Company in connection with the Transaction have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company in the manner required under the Exchange Act.

THE TRANSACTION

Purpose of the Transaction

As previously disclosed in a Form 8-K filed on September 28, 2023, the Company entered into a BTC Trading Contract (the “BTC Contract”) with an autonomous organization (the “Association Seller”), which supports its members (the “BTC Sellers”) in the sale of bitcoins (“BTC”). While the Association Seller provides services to facilitate the sale of BTC by the BTC Sellers, it does not exert control over them by ownership or contract, nor does it make decisions for its members relating to the sale of BTC. None of the BTC Sellers holds equity, serves as director or officer, or otherwise has voting power or management rights of the Association Seller.

Under the BTC Contract, the Company was entitled to purchase up to 6,000 BTC from the BTC Sellers at a purchase price of US$30,000 per BTC over a 12-month period ending on September 25, 2024. Following the execution of the BTC Contract, the Company purchased 833 BTC from the BTC Sellers and decided to purchase an additional 1,000 BTC (the “1,000 BTC Purchase”).

As of December 31, 2023, the Company made a prepayment to the BTC Sellers of approximately $12,125,500 (the “Prepayment Amount”), representing 40% of the total purchase price for 1000 BTC. This prepayment was made to secure favorable pricing and demonstrate the Company’s commitment to completing the 1,000 BTC Purchase, and is refundable if the 1000 BTC Purchase is not completed. During the negotiations of the 1,000 BTC Purchase with the BTC Sellers, the Company decided to exercise its right under the BTC Contract to purchase 5,000 BTC (the “5,000 BTC Purchase”), which includes the previously planned 1,000 BTC. To reflect the then price increase in BTC and finalize the transaction details of the 5,000 BTC Purchase, the Company and the Association Seller entered into an Amendment Agreement (the “Amendment Agreement”) on May 2, 2024, which was previously disclosed in a Form 8-K filed by the Company on May 6, 2024.

According to the Amendment Agreement, the Company agreed to pay the aggregate price for the 5,000 BTC through the issuance of (i) 40,000,000 shares of the Common Stock valued at $3.75 per share and (ii) warrants to purchase 80,000,000 shares of the Common Stock with the exercise price of $2.6 per share. In connection with the 5,000 BTC Purchase, the Company filed a Preliminary Information Statement on Schedule 14C (the “Preliminary 14C”)on May 8, 2024. However, following market fluctuations in BTC prices and further discussions with the BTC Sellers, the Company decided not to pursue the 5,000 BTC Purchase, as disclosed on a Form 8-K filed by the Company on June 26, 2024.

Despite the cessation of the 5,000 BTC Purchase, discussion regarding purchasing additional BTC under the BTC Contract, including without limitation, negotiations regarding the original 1,000 BTC Purchase, continued.

Since September 2023, the Company’s initial BTC holdings have appreciated significantly, which the Company believes not only proves the effectiveness of the Company’s investment strategy but also demonstrates its strength in the digital asset field. The Company believes that, Bitcoin, as a scarce digital asset, has long-term appreciation potential, and the Company’s investment in BTC helps the Company diversify its risks, hedge against inflation, enhance market recognition, and position itself for future technological innovations.

In light of the above and the expiration of the Company’s purchase right under the BTC Contract, the Board believes it is in the best interest of the Company to re-negotiate the terms for purchasing the remaining 5,167 BTC under the BTC Contract.

Description of the Transaction

On September 24, 2024, the Company and the Association Seller entered into an Amended and Restated BTC Trading Contract (the “Amended BTC Contract”) to amend and restate that the BTC Contract. Under the Amended BTC Contract, the Company is entitled to purchase up to 5,167 BTC (the “Total BTC”) from the BTC Sellers at a purchase price of US$30,000 per BTC over a 12-month period commencing on the date of the Amended BTC Contract. The purchase price for the Total BTC will be paid by the Company in cash or shares of Common Stock. The Amended BTC Contract also specifies that, in connection with the option to purchase 5,000 BTC out of the Total BTC that the Company has elected to exercise, the previously-made Prepayment Amount will be applied towards the total purchase price and the Company will pay the remaining balance through the issuance of 135,171,078 shares of Common Stock (the “BTC Shares”) valued at $1.02 per share (equal to the sum of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the Amended BTC Contract, and (ii) $0.01).In addition, the Company agrees to issue to the BTC Sellers warrants to purchase 294,117,647 shares of Common Stock at a nominal exercise price (the “Warrants,” and the shares of Common Stock to be issued upon the exercise of the Warrants, the “Warrant Shares”).

The BTC Shares, the Warrants and the Warrant Shares to be issued pursuant to the Amended BTC Contract have not been registered under the Securities Act of 1933, as amended, and accordingly, may not be offered or sold within the United States in the absence of an effective registration or an applicable exemption from the registration requirements.

The above description of the Transaction does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended BTC Contract, a copy of which is attached to the Company’s Current Report on Form 8-K as Exhibit 10.1, filed with the Securities and Exchange Commission (the “SEC”) on September 27, 2024, which is incorporated by reference herein.

Reason for Stockholder Approval

Pursuant to Nasdaq Rule 5635(a), if an issuer intends to issue common stock or securities convertible into or exercisable for common stock, in connection with the acquisition of stock or assets of another company, which may equal or exceed 20% of the outstanding common stock or voting power on a pre-transaction basis, the issuer generally must obtain the prior approval of its stockholders.

Pursuant to Nasdaq Rule 5635(d), if an issuer intends to issue common stock or securities convertible into or exercisable for common stock, other than in a public offering, which may equal or exceed 20% of the outstanding common stock or voting power on a pre-transaction basis for less than the Minimum Price for such common stock, the issuer generally must obtain the prior approval of its stockholders.

The BTC Shares to be issued to the BTC Sellers in the Transaction exceeds the threshold for which stockholder approval is required under Nasdaq Rule 5635(a), and the Warrant Shares to be issued to the BTC Sellers upon the full exercise of the Warrants could result in the issuance of a number of shares exceeding the threshold and pricing for which stockholder approval is required under Nasdaq 5635(d). To ensure compliance with Nasdaq Rule 5635(a) and Nasdaq Rule 5635(d), the Majority Stockholders approved the Transaction.

Approval of the Transaction

According to Wyoming Business Corporation Act and the Company’s Articles of Incorporation and Bylaws, any action of the stockholders of the Company may be taken without a meeting, without prior notice and without a vote, if the written consent, setting forth the action so taken, is signed by the holders of a majority of the issued and outstanding shares of Common Stock.

As of the Record Date, there were issued and outstanding 6,976,410 shares of the Common Stock. The Majority Stockholders, consisting of the following holders, collectively hold 4,090,064 shares of Common Stock as of the Record Date, representing approximately 58.63% of the voting power of all shares of Common Stock as of the Record Date:

the Majority Stockholders	Amount of Beneficial Ownership of Common Stock	Percentage Ownership of Common Stock
GLORIOUS SKYLINE LIMITED	1,250,950	17.93%
FORTUNE LIGHT ENTERPRISES LIMITED	295,500	4.24%
DEEPLY INVESTMENT LIMITED	315,200	4.52%
DIVINE SKY INTERNATIONAL LIMITED	295,500	4.24%
PERFECT MERCHANT GROUP LIMITED	295,500	4.24%
TRILLION WISE GROUP LIMITED	315,200	4.52%
ETERNITY TIME INVESTMENTS LIMITED	315,200	4.52%
MAX STRATEGIC GROUP LIMITED	301,410	4.32%
REGAL WAVE INVESTMENTS LIMITED	295,500	4.24%
WIN SUPERB INTERNATIONAL LIMITED	131,990	1.89%
PRIMAL CRYSTAL LIMITED	128,050	1.84%
ALPHA ELITE WORLDWIDE LIMITED	100,000	1.43%
PERFECT LINKAGE GROUP LIMITED	50,064	0.72%

Most of these shareholders above (collectively, the “Consenting Shareholders”) have a pre-existing relationship with the Company and have maintained frequent communications with the Company regarding the BTC mining/investment industry and how the Company would benefit from the development of this industry. Each Consenting Shareholder had particularly known about and supported the Transaction well before providing its consent。

Each Consenting Shareholder was well-informed about the Transaction, repeatedly checked in with the Company for a status update and expressed its ongoing support for the Transaction. As part of the Company’s routine communications, on September 24, 2024, Mr. Liu informed each Consenting Shareholder of the signing of the Amended BTC Contract, either through email or teleconference. Following these updates, each Consenting Shareholder took it upon itself to consent to the Transaction via email.

Effect of the Transaction on Existing Stockholders

The issuance of securities pursuant to the Amended BTC Contract will not affect the rights of the Company’s existing stockholders, but such issuances will have a dilutive effect on the Company’s existing stockholders, including the voting power of the existing stockholders.

As of the Record Date, there were issued and outstanding 6,976,410 shares of the Common Stock. Immediately after the issuance of the BTC Shares (assuming no exercise of the Warrants), the ownership percentage of the Company’s existing stockholders in the Company will be diluted to approximately 4.91%. Assuming full exercise of the Warrants concurrently with the issuance of the BTC Shares, immediately after the issuance of the BTC Shares, the ownership percentage of the Company’s existing stockholders in the Company will be further diluted to approximately 1.60%.

Effect of the Transaction on the Control of the Company

The issuance of the BTC Shares pursuant to the Amended BTC Contract and/or the issuance of the Warrant Shares upon the full exercise of the Warrants will not result in a change of control of the Company and the Company will not be a “controlled company” under Nasdaq Rules as a result of such issuances.

The following table sets forth the number and percentage of shares of outstanding Common Stock of the Company owned by each BTC Seller immediately after the issuance of the BTC Shares (assuming no exercise of the Warrants):

BTC Sellers	Number of BTC Shares	Ownership Percentage
QUANTUMCORE LIMITED	6,217,870	4.37%
SYNAPSENET LIMITED	13,381,937	9.41%
CLOUDMIND LIMITED	12,841,252	9.03%
EVOLVETECH LIMITED	12,435,739	8.75%
INFITEX LIMITED	13,111,595	9.22%
INNOVEXA LIMITED	6,488,211	4.56%
SPECTRUMTECH LIMITED	13,246,766	9.32%
INNOVATRIX LIMITED	6,488,211	4.56%
NEURONIC LIMITED	13,246,766	9.32%
DIGIFORGE LIMITED	6,488,211	4.56%
CYPHERNET LIMITED	6,217,870	4.37%
PROTONTECH LIMITED	13,111,595	9.22%
LUMINATECH LIMITED	11,895,055	8.37%

The following table sets forth the number and percentage of shares of outstanding Common Stock of the Company owned by each BTC Seller immediately after the issuance of the BTC Shares (assuming full exercise of the Warrants concurrently with the issuance of the BTC Shares):

BTC Sellers	Number of BTC Shares	Number of Warrant Shares	Ownership Percentage
QUANTUMCORE LIMITED	6,217,870	13,529,412	4.53%
SYNAPSENET LIMITED	13,381,937	29,117,647	9.74%
CLOUDMIND LIMITED	12,841,252	27,941,176	9.35%
EVOLVETECH LIMITED	12,435,739	27,058,824	9.05%
INFITEX LIMITED	13,111,595	28,529,412	9.54%
INNOVEXA LIMITED	6,488,211	14,117,647	4.72%
SPECTRUMTECH LIMITED	13,246,766	28,823,529	9.64%
INNOVATRIX LIMITED	6,488,211	14,117,647	4.72%
NEURONIC LIMITED	13,246,766	28,823,529	9.64%
DIGIFORGE LIMITED	6,488,211	14,117,647	4.72%
CYPHERNET LIMITED	6,217,870	13,529,412	4.53%
PROTONTECH LIMITED	13,111,595	28,529,412	9.54%
LUMINATECH LIMITED	11,895,055	25,882,353	8.66%

To the knowledge of the Company, no BTC Seller owns any shares of the Company’s capital stock as of the Record Date. It is also understood that each BTC Seller is independent with each other and not acting in concert with others. Accordingly, as indicated above, none of the BTC Sellers is expected to acquire more than 20% of the ownership of the Company or obtain board seat or other controlling rights of the Company.

Notice Pursuant to Wyoming Business Corporation Act

Pursuant to Section 17-16-704 of Wyoming Business Corporation Act, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 17-16-704 of Wyoming Business Corporation Act.

Disclosure of Potential Risk

Price Volatility Risk: The Bitcoin market is highly volatile, and prices may experience significant fluctuations over short periods. The company’s ongoing accumulation of Bitcoin assets may be impacted by price volatility, potentially leading to temporary fluctuations or losses in investment value.

Regulatory Risk: The Bitcoin market is subject to regulatory oversight by various national regulatory authorities, and future regulatory changes or policies may affect the legality, liquidity, and stability of the Bitcoin market. The company’s ongoing accumulation of Bitcoin assets may face regulatory risks, affecting investment value.

Security Risk: There are security risks associated with digital assets, such as hacking attacks, cybersecurity vulnerabilities, etc. While the company takes measures to protect the security of its Bitcoin assets, it cannot completely eliminate the potential losses resulting from security risks.

Liquidity Risk: Liquidity in the Bitcoin market may be affected by factors such as exchange restrictions, changes in trading volumes, etc., leading to deviations in Bitcoin buying and selling prices during specific time periods. The company’s ongoing accumulation of Bitcoin assets may face liquidity risks, affecting the efficiency and price of asset transactions.

Market Risk: The digital asset market is an emerging market, and prices are influenced by various factors, including market sentiment, macroeconomic conditions, technological innovations, etc. The company’s ongoing accumulation of Bitcoin assets may be affected by market risks, leading to fluctuations or losses in investment value.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our officers and directors, nor any of their associates, have any interest in the actions approved by our stockholders and described in this Information Statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Unless the Company is otherwise advised by the stockholders, we will only deliver one copy of this Information Statement to multiple stockholders sharing an address. This practice known as “householding” is intended to reduce the Company’s printing and postage costs.

We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder. A stockholder, who wishes to receive a separate copy of this Information Statement, may direct such request to the Company at Room 519, 05/F, Block T3, Qianhai Premier Finance Centre Unit 2,Guiwan Area, Nanshan District, Shenzhen, China. Stockholders who receive multiple copies of the Information Statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making a written request to the Company contact listed above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Any statements contained in this Information Statement that are not statements of historical fact may be forward-looking statements, including, without limitation, the timing of and the anticipated benefits of the Transaction. Words such as “anticipates,” “could,” “may,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will” and words or phrases of similar substance used in connection with any discussion of future operations, financial performance, plans, events, trends or circumstances can be used to identify some, but not all, forward-looking statements. These forward-looking statements are just predictions and involve significant risks and uncertainties, many of which are beyond our control, and actual results may differ materially from these statements. Factors that could cause actual outcomes or results to differ materially from those reflected in forward-looking statements include, but are not limited to, those discussed in our filings with the SEC.

Except as may be required by applicable law, the Company does not undertake or intend to update or revise any forward-looking statements, and the Company assumes no obligation to update any forward-looking statements contained in this Information Statement as a result of new information or future events or developments. Thus, you should not assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, the number and percentage of shares of outstanding Common Stock of the Company, owned of record and beneficially, by each person known by the Company to own 5% or more of such stock, each director of the Company, and by all executive officers and directors of the Company.

Directors and Named Executive Officers	Amount of Beneficial Ownership of Common Stock	Percentage Ownership of Common Stock
Lichen Dong	-	-
Tian Yang	-	-
Mahesh Thapaliya	-	-
Jianbo Sun	-	-
Ken Tsang	-	-
Nan Ding	-	-
Weihong Liu	-	-
All executive officers and directors as a group (7 persons)	0	0%

5% or Greater Shareholders
Glorious Skyline Limited	1,250,950	17.93%

DISSENTER’S RIGHTS OF APPRAISAL

Holders of our voting securities do not have dissenter’s rights under the Wyoming Business Corporation Act and the Company’s Articles of Incorporation and Bylaws in connection with the Transaction.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file periodic reports, documents, and other information with the SEC relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

The SEC allows the Company to “incorporate by reference” information that it files with the SEC in other documents into this Information Statement. This means that the Company may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Information Statement. The Company is incorporating by reference the Company’s Current Report on Form 8-K filed with the SEC on September 27, 2024.

The Company undertakes to provide without charge to each person to whom a copy of this Information Statement has been delivered, upon request, by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference in this Information Statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this Information Statement incorporates. You may obtain documents incorporated by reference by requesting them in writing at Room 519, 05/F, Block T3, Qianhai Premier Finance Centre Unit 2, Guiwan Area, Nanshan District, Shenzhen, China.

OTHER MATTERS

The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this Information Statement. This Information Statement is dated October 3, 2024. No assumption should be made that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of this Information Statement will not create any implication to the contrary.

The Company will make arrangements with brokerage firms and other custodians, nominees and fiduciaries who are record holders of the Company’s Common Stock for the forwarding of this Information Statement to the beneficial owners of the Company’s Common Stock. The Company will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of the Information Statement.

/s/ Weihong Liu
Weihong Liu
Chief Executive Officer

October 3, 2024